Sub item 77I
LEGG MASON CHARLES STREET TRUST,
INC.
SUPPLEMENT DATED AUGUST 19, 2011
TO THE SUMMARY PROSPECTUSES,
PROSPECTUSES AND
STATEMENTS OF ADDITIONAL
INFORMATION DATED MAY 1, 2011 OF
LEGG MASON BATTERYMARCH U.S.
CAPITALIZATION EQUITY PORTFOLIO
LEGG MASON BW GLOBAL OPPORTUNITIES
BOND FUND


The last sentence of the legend on the cover of each fund?s Summary Prospectus is deleted and replaced with the following:

The fund?s Prospectus, dated May 1, 2011, as supplemented on July 8, 2011 and August 19,
2011 and as may be amended or further
supplemented, the fund?s statement of
additional information, dated May 1, 2011, as supplemented on August 19, 2011 and as may be amended or further supplemented, and the independent registered public accounting firm?s report and financial statements in the fund?s annual report to shareholders dated December
31, 2010, are incorporated by reference into this Summary Prospectus.

The following affects each fund?s summary prospectus, prospectus and statement of additional information:

Each fund?s Board of Directors voted on
August 18, 2011 to remove the Redemption Fee of each fund effective October 1, 2011. All references to the Redemption Fee are hereby removed from each fund?s summary prospectus, prospectus and statement of additional information.